Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-144453 on Form S-3 and Registration Statement No. 333-143863 on Form S-8 of our report dated March 31, 2009 (November 10, 2009 as to the effects of the adoption of Accounting Standards Codification (“ASC”) 810-10-65-1, which had been referred to prior to the codification of generally accepted accounting principles as Statement of Financial Accounting Standards No. 160, “Noncontrolling Interests in Consolidated Financial Statements—an amendment of ARB No. 51” and related disclosure in Note 1) relating to the consolidated financial statements of StoneMor Partners, L.P., and subsidiaries (the “Company”) (which report expresses an unqualified opinion and includes an explanatory paragraph regarding retrospective adjustments related to the adoption of ASC 810-10-65-1), and our report dated March 31, 2009, relating to the effectiveness of the Company’s internal control over financial reporting, appearing in this Current Report on Form 8-K of StoneMor Partners, L.P. dated November 10, 2009.

/s/ DELOITTE & TOUCHE LLP

Philadelphia, Pennsylvania

November 10, 2009